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                            EXHIBIT 23.1

              Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statements on Form S-1 (Nos. 333-43033, 333-43041, and 333-43043)
of our reports dated January 26, 1998 relating to the statements of financial condition of Series A, Series B and Series C of World Monitor Trust, Willowbridge Strategic Trust, Prudential Securities Futures Management Inc., Diversified Futures Trust I, and Diversified Futures Trust II, which appear in the Prospectus.
We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

New York, New York

March 20, 1998